Exhibit 10.1








                             U.S. $________________

                                CREDIT AGREEMENT,

                            dated as of June 11, 1999

                                     between

                            OREGON STEEL MILLS, INC.,

                                 as the Borrower

                                       and

                             the Lender party hereto

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I - DEFINITIONS AND ACCOUNTING TERMS...................................1
        Section 1.1  Defined Terms.............................................1
        Section 1.2  Use of Defined Terms.....................................17
        Section 1.3  Cross-References.........................................17
        Section 1.4  Accounting and Financial Determinations..................17

ARTICLE II - COMMITMENTS, BORROWING PROCEDURES AND NOTES......................17
        Section 2.1  Revolving Loan Commitment................................17
           Section 2.1.1  Revolving Loan Commitment...........................18
           Section 2.1.2  Lender Not Permitted or Required To Make Loans......18
           Section 2.1.3  Swing Loans.........................................18
        Section 2.2  Optional Reduction of Commitment Amount..................18
        Section 2.3  Borrowing Procedure......................................19
        Section 2.4  Continuation and Conversion Elections....................19
        Section 2.5  Funding..................................................19
        Section 2.6  Notes....................................................19

ARTICLE III - REPAYMENTS, PREPAYMENTS, INTEREST AND FEES......................20
        Section 3.1  Repayments and Prepayments...............................20
           Section 3.1.1  Voluntary Prepayments...............................20
           Section 3.1.2  Exceeding the Revolving Loan Commitment.............20
           Section 3.1.3  Acceleration........................................21
        Section 3.3  Interest Provisions......................................21
           Section 3.3.1  Rates...............................................21
           Section 3.3.2  Post-Default Rates..................................22
           Section 3.3.3  Payment Dates.......................................22
        Section 3.4  Commitment Fee...........................................22

ARTICLE IV - CERTAIN LIBO RATE AND OTHER PROVISIONS...........................23
        Section 4.1  LIBO Rate Lending Unlawful...............................23
        Section 4.2  Deposits Unavailable.....................................23
        Section 4.3  Increased LIBO Rate Loan Costs, etc......................23
        Section 4.4  Funding Losses...........................................24
        Section 4.5  Increased Capital Costs..................................24
        Section 4.6  Taxes....................................................25
        Section 4.7  Payments, Computations, etc..............................25
        Section 4.8  Setoff...................................................26
        Section 4.9  Use of Proceeds..........................................26
        Section 4.10  Actions of  Lender......................................26

ARTICLE V - CONDITIONS TO EFFECTIVENESS AND INITIAL BORROWING.................26
        Section 5.1  Initial Borrowing........................................26
           Section 5.1.1  Resolutions, etc....................................26
           Section 5.1.2  Delivery of Revolving Note..........................27

           Section 5.1.3  Payment of Outstanding Indebtedness, etc............27
           Section 5.1.4  Guaranties..........................................27
           Section 5.1.5  Security Agreements.................................27
           Section 5.1.6  Intercreditor Agreement.............................28
           Section 5.1.7  Opinion of Counsel..................................28
           Section 5.1.8  Organization Documents..............................28
           Section 5.1.9  No Material Adverse Change..........................28
           Section 5.1.10  Year 2000 Matters..................................28
           Section 5.1.11  [Reserved].........................................28
           Section 5.1.12  Closing Fees, Expenses, etc........................28
        Section 5.2  All Borrowings...........................................29
           Section 5.2.1  Compliance with Warranties, No Default, etc.........29
           Section 5.2.2  Borrowing Request...................................29
           Section 5.2.3  Satisfactory Legal Form.............................29

ARTICLE VI - REPRESENTATIONS AND WARRANTIES...................................30
        Section 6.1  Organization, etc........................................30
        Section 6.2  Due Authorization, Non-Contravention, etc................30
        Section 6.3  Government Approval, Regulation, etc.....................30
        Section 6.4  Validity, etc............................................30
        Section 6.5  Financial Information....................................31
        Section 6.6  No Material Adverse Change...............................31
        Section 6.7  Litigation, Labor Controversies, etc.....................31
        Section 6.8  Subsidiaries.............................................31
        Section 6.9  Ownership of Properties..................................31
        Section 6.10  Taxes...................................................31
        Section 6.11  Pension and Welfare Plans...............................31
        Section 6.12  Environmental Warranties................................32
        Section 6.13  Regulations G, U and X..................................33
        Section 6.14  Accuracy of Information.................................33
        Section 6.15  Year 2000 Compliance....................................33

ARTICLE VII - COVENANTS.......................................................34
        Section 7.1  Affirmative Covenants....................................34
           Section 7.1.1  Financial Information, Reports, Notices, etc........34
           Section 7.1.2  Compliance with Laws, etc...........................35
           Section 7.1.3  Maintenance of Properties...........................36
           Section 7.1.4  Insurance...........................................36
           Section 7.1.5  Books and Records...................................36
           Section 7.1.6  Environmental Covenant..............................36
           Section 7.1.7  Future Guarantors; Further Assurances...............37
           Section 7.1.8  Opinion of New Guarantors...........................37
        Section 7.2  Negative Covenants.......................................37
           Section 7.2.1  Business Activities.................................37
           Section 7.2.2  Indebtedness........................................37
           Section 7.2.3  Liens...............................................39
           Section 7.2.4  Financial Condition.................................40
           Section 7.2.5  Investments.........................................40

           Section 7.2.6  Restricted Payments, etc............................41
           Section 7.2.7  Rental Obligations..................................41
           Section 7.2.8  Sale and Leasebacks.................................41
           Section 7.2.9  Consolidation, Merger, etc..........................41
           Section 7.2.10  Asset Dispositions, etc............................42
           Section 7.2.11  Transactions with Affiliates.......................42
           Section 7.2.12  Negative Pledges, Restrictive Agreements, etc......42
           Section 7.2.13  Interest-Rate Protection...........................43

ARTICLE VIII - EVENTS OF DEFAULT..............................................43
        Section 8.1  Listing of Events of Default.............................43
           Section 8.1.1  Non-Payment of Obligations..........................43
           Section 8.1.2  Breach of Warranty..................................43
           Section 8.1.3  Non-Performance of Certain Covenants and
                             Obligations......................................43
           Section 8.1.4  Non-Performance of Other Covenants and Obligations..43
           Section 8.1.5  Default on Other Indebtedness.......................44
           Section 8.1.6  Judgments...........................................44
           Section 8.1.7  Pension Plans.......................................44
           Section 8.1.8  Control of the Borrower.............................44
           Section 8.1.9  Bankruptcy, Insolvency, etc.........................44
           Section 8.1.10  Impairment of Security.............................45
           Section 8.1.11  Environmental Matters..............................45
        Section 8.2  Action if Bankruptcy.....................................45
        Section 8.3  Action if Other Event of Default.........................45

ARTICLE IX - MISCELLANEOUS PROVISIONS.........................................46
        Section 9.1  Waivers, Amendments, etc.................................46
        Section 9.2  Notices..................................................46
        Section 9.3  Payment of Costs and Expenses............................46
        Section 9.4  Indemnification..........................................47
        Section 9.5  Survival.................................................48
        Section 9.6  Severability.............................................48
        Section 9.7  Headings.................................................48
        Section 9.8  Execution in Counterparts, Effectiveness, etc............48
        Section 9.9  Governing Law; Entire Agreement..........................48
        Section 9.10  Successors and Assigns..................................49
        Section 9.11  Sale and Transfer of Loans and Notes;
                         Participations in Loans and Notes ...................49
           Section 9.11.1  Assignments........................................49
           Section 9.11.2  Participations.....................................50
        Section 9.12  Confidentiality.........................................51
        Section 9.13  Forum Selection and Consent to Jurisdiction.............51
        Section 9.14  Waiver of Jury Trial....................................52
        Section 9.15  Lender Representation and Warranty......................51

                                    EXHIBITS
                                    --------


Exhibit A      -      Revolving Note
Exhibit B      -      Swing Note
Exhibit C      -      Borrowing Request
Exhibit D      -      Continuation/Conversion Notice
Exhibit E      -      Lender Assignment Agreement
Exhibit F      -      Guaranties
Exhibit G      -      Security Agreement
Exhibit H      -      Opinion of Counsel - Schwabe Williamson & Wyatt
Exhibit I      -      Borrowing Base Certificate
Exhibit J      -      Compliance Certificate
Exhibit K      -      Intercreditor Agreement

                                CREDIT AGREEMENT


        THIS CREDIT AGREEMENT, dated as of June 11, 1999, among OREGON STEEL MILLS, INC., a Delaware corporation (the "Borrower"), and the lender party
                                          --------
hereto ("Lender").
         ------

                              W I T N E S S E T H:

        WHEREAS, the Borrower has requested the credit facility described herein for purposes of: (i) refinancing, in part, Borrower's current credit facilities;
(ii) working capital; (iii) capital expenditures; (iv) to repurchase senior Indebtedness subject to certain limitations; and (v) other corporate purposes; and

        WHEREAS, Lender has agreed to provide such loan facility upon and subject to the terms and conditions set forth in this Agreement and the other Loan Documents (as defined below);

        NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

Section 1.1 Defined Terms. The following terms (whether or not underscored)
            -------------
when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

        "Account Debtor" means any Person who is or who may become obligated
         --------------
under or on account of an Account.

        "Accounts" means any right to payment for inventory sold or leased or
         --------
for services rendered which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance. For purposes of this definition, the terms "inventory," "instrument" and "chattel paper" have the respective meanings set forth in the Uniform Commercial Code in effect in the State of New York as of the Effective Date.

        "Affiliate" of any Person means any other Person which, directly or
         ---------
indirectly, controls, is controlled by or is under common control with such Person (excluding the ESOP or any trustee under, or any committee with responsibility for administering, the ESOP or any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

               (a) to vote 15% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

               (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

        "Agreement" means, on any date, this Credit Agreement as originally in
         ---------
effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

        "Alternate Base Rate" means, on any date and with respect to all Base
         -------------------
Rate Loans, a fluctuating rate of interest per annum equal to the higher of

               (a) the rate of interest published as the prime rate in the Money Rates column of the Wall Street Journal for such date (or, if such date is not a Business Day, for the next preceding Business Day); and

               (b) the Federal Funds Rate plus 1/2 of 1%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by Lender in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. Lender will give notice promptly to the Borrower of changes in the Alternate Base Rate.

        "Applicable Margin" and "Commitment Fee Rate" means, in the case of any
         -----------------       -------------------
Loan or commitment fee, a rate per annum determined by reference to the Leverage Ratio as of the last day of the most recently ended Fiscal Quarter, as follows:


                                                        Reserve
                                                        Adjusted        Base
                          Leverage                        LIBO          Rate       Commitment
                            Ratio                        Margin        Margin          Fee
                          --------                      --------       ------      ----------

           less than or equal to 1.75 to 1.0              1.25%         .0%          .30%

           greater than 1.75 to 1.0 but                   1.50%         .0%         .375%
           less than 2.25 to 1.0

           greater than 2.25 to 1.0 but less than         1.75%        .25%         .375%
           3.0 to 1.0

           greater than 3.0 to 1.0 but less than          2.00%        .50%          .50%
           3.50 to 1.0

           equal to or greater than 3.5 to 1.0            2.50%       1.00%          .50%


The Applicable Margin shall be based on the Leverage Ratio as set forth in the most recent Compliance Certificate, and shall be effective from and including the date the Lender receives such

Compliance Certificate to but excluding the date on which the Lender receives the next Compliance Certificate; provided, however, that if Lender does not
                                 --------  -------
receive a Compliance Certificate by the date required by Section 7.1.1(c), the
                                                         ----------------
Applicable Margin shall, effective as of such date, increase by one level to but excluding the date Lender receives such Compliance Certificate. Subject to the foregoing proviso, from the Effective Date until the date on which Lender has received a Compliance Certificate for the quarter ended December 31, 1999, the Borrower's Reserve Adjusted LIBO Margin, Base Rate Margin and Commitment Fee will be 2.00%, .50% and .50%, respectively.

        "Assignee Lender" is defined in Section 9.11.1.
         ---------------                --------------

        "Authorized Officer" means, relative to any Obligor, those of its
         ------------------
officers (or in the case of a Borrowing Request, any other employee) whose signatures and incumbency shall have been certified to Lender pursuant to
Section 5.1.1 or from time to time after the Effective Date.
-------------

        "Base Rate Loan" means a Revolving Loan bearing interest at a
         --------------
fluctuating rate determined by reference to the Alternate Base Rate.

        "Borrower" is defined in the preamble.
         --------                    --------

        "Borrowing" means the Loans of the same type and, in the case of LIBO
         ---------
Rate Loans, having the same Interest Period, made by Lender on the same Business Day and pursuant to the same Borrowing Request.

        "Borrowing Base" means, as of any date of determination thereof, an
         --------------
amount equal to the sum of (a) 80% of the value of all Eligible Accounts outstanding at such date, plus (b) 50% of the value of all Eligible Inventory at such date provided that the value attributable to this clause (b) may not exceed $75,000,000.

        "Borrowing Base Certificate" means a certificate duly executed by an
         --------------------------
Authorized Officer of the Borrower, substantially in the form of Exhibit I
                                                                 ---------
hereto.

        "Borrowing Request" means a loan request and certificate duly executed
         -----------------
by an Authorized Officer of the Borrower, substantially in the form of Exhibit C
                                                                       ---------
hereto.

        "Business Day" means
         ------------

               (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York and Portland, Oregon; and

               (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day which is a Business Day for purposes of clause (a) above and which is also a day on which dealings in Dollars are carried on in the interbank Eurodollar markets of Lender's LIBO Offices.

        "Camrose" means Camrose Pipe Corporation, a Delaware corporation and
         -------
wholly-owned Subsidiary of the Borrower.

        "Camrose Partnership" means Camrose Pipe Company, a Canadian general
         -------------------
partnership which is 60% owned by Camrose.

        "Capitalized Lease Liabilities" means all monetary obligations of the
         -----------------------------
Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

        "Cash Equivalent Investment" means, at any time:
         --------------------------

               (a) any obligation, maturing not more than one year after such time, issued or guaranteed by the United States or Canadian Government;

               (b) municipal notes or note funds rated at the time of purchase, SP-1/A-1 or SP-2/A-2 by Standard & Poor's Ratings Group or VM1G1 or VM1G2 by Moody's Investors Service, Inc.; municipal bonds or bond funds rated at the time of purchase, AAA or AA by Standard & Poor's Ratings Group or Aaa or Aa by Moody's Investors Service, Inc.; or money market preferred stock rated at the time of purchase, AAA or AA by Standard & Poor's Ratings Group or aaa or aa by Moody's Investors Service, Inc.;

               (c) commercial paper, maturing not more than nine months from the date of issue, which is issued by (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-2 by Standard & Poor's Ratings Group or at least P-2 by Moody's Investors Service, Inc., or (ii) Lender or any Section 7.2.2(b) Lender (or their respective holding companies); or

               (d) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or (ii) Lender or any Section 7.2.2(b) Lender.

        "CERCLA" means the Comprehensive Environmental Response, Compensation
         ------
and Liability Act of 1980, as amended.

        "CERCLIS" means the Comprehensive Environmental Response Compensation
         -------
Liability Information System List.

        "Certificate and Agreement" means the Certificate and Agreement executed
         -------------------------
and delivered pursuant to Section 5.1.10, substantially in the form of Exhibit L
                          --------------                               ---------
hereto.

        "CF&I Steel, L.P." means CF&I Steel, L.P. d.b.a. Rocky Mountain Steel
         ----------------
Mills, a Delaware limited partnership which is 95.2% owned by New CF&I.

        "Change in Control" means (i) the acquisition by any Person (other than
         -----------------
the ESOP), or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Borrower, or (ii) the occurrence of any event or condition that would require the Borrower to repurchase or redeem any First Mortgage Notes as a result of any "change in control," "change of control" or similar circumstance under the definitive documentation for any First Mortgage Notes.

        "Code" means the Internal Revenue Code of 1986, as amended, reformed or
         ----
otherwise modified from time to time.

        "Collateral Trustee" means Purple Star, Inc., a Texas corporation.
         ------------------

        "Commitment" means the Revolving Loan Commitment.
         ----------

        "Commitment Fee Rate" means the percentage determined by reference to
         -------------------
the Leverage Ratio as of the last day of the Borrower's most recently ended Fiscal Quarter, as set forth in the definition of Applicable Margin.

        "Commitment Termination Event" means
         ----------------------------

               (a) the occurrence of any Default described in clauses (a)
                                                              -----------
through (d) of Section 8.1.9; or
        ---    -------------

               (b) the occurrence and continuance of any other Event of Default and either

                      (i) the declaration of the Loans to be due and payable pursuant to Section 8.3, or
                           -----------

                      (ii) in the absence of such declaration, the giving of
               notice by Lender to the Borrower that the Revolving Loan Commitment has been terminated.

        "Compliance Certificate" means a certificate duly executed by an
         ----------------------
Authorized officer of the Borrower, substantially in the form of Exhibit J
                                                                 ---------
hereto.

        "Consolidated Tangible Net Worth" means (i) the book value of the
         -------------------------------
Borrower and its Subsidiaries' equity plus (ii) the book value of the Borrower
                                      ----
and its Subsidiaries' minority interests minus (iii) the aggregate amount of any
                                         -----
intangible assets of the Borrower and its Subsidiaries, including goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names.

        "Contingent Liability" means any agreement, undertaking or arrangement
         --------------------
by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person.

        "Continuation/Conversion Notice" means a notice of continuation or
         ------------------------------
conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit D hereto.
                                       ---------

        "Controlled Group" means all members of a controlled group of
         ----------------
corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

        "Default" means any Event of Default or any condition, occurrence or
         -------
event which, after notice or lapse of time or both, would constitute an Event of Default.

        "Disclosure Schedule" means the Disclosure Schedule dated as of the date
         -------------------
hereof that shall be delivered by the Borrower to Lender as a condition precedent to the obligations of Lender to fund the initial Borrowing, as such schedule may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of Lender.

        "Dollar" and the sign "$" mean lawful money of the United States.
         ------                -

        "Domestic Office" means, relative to Lender, the office of Lender
         ---------------
designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of Lender (or any successor or assign of Lender) within the United States as may be designated from time to time by notice from Lender to the Borrower.

        "EBITDA" means, for any period of four Fiscal Quarters, the Borrower and
         ------
its Subsidiaries' earnings before interest expense, taxes, depreciation and amortization and before any non-cash, non-recurring charges, calculated on a rolling four Fiscal Quarter basis.

        "Effective Date" means the date this Agreement becomes effective
         --------------
pursuant to Section 9.8.
            -----------

        "Eligible Account" means, at the time of any determination thereof, any
         ----------------
Account of the Borrower or any Guarantor as to which each of the following requirements has been fulfilled to the reasonable satisfaction of Lender:

               (a) the Borrower or such Guarantor has lawful and absolute title to such Account and such Account is, in the Borrower's or such Guarantor's reasonable judgment, collectible in the ordinary course of business;

               (b) such Account is not subject to a bona fide dispute, setoff, counterclaim or other claim or defense on the part of any person (including such Account Debtor) denying liability under such Account;

               (c) such Account is not subject to any Lien in favor of any Person, except Liens permitted by clause (a), (e), (f), (g), or (h) of
                                          ----------  ---  ---  ---     ---
        Section 7.2.3;
        -------------

               (d) such Account is a bona fide Account (which, with respect to
                                     ---- ----
        an Account arising from a sale of inventory, was created as a result of a sale on an absolute basis and not on a consignment, approval or sale-and-return basis) of the Borrower or such Guarantor arising in the ordinary course of the Borrower's or such Guarantor's business, and which,

                      (i) in the case of Accounts arising from the sale of
               inventory, such inventory has been shipped or delivered and all other actions have been taken necessary to create a binding obligation on the part of the Account Debtor for such Account;

                      (ii) in the case of Accounts relating to the rendering of
               services, such services have been performed or completed and all other actions have been taken necessary to create a binding obligation on the part of the Account Debtor for such Account;

               (e) with respect to such Account, the Account Debtor is not

                      (i)    an Affiliate of the Borrower, or

                      (ii) the subject of any reorganization, bankruptcy,
               receivership, custodianship, insolvency or other condition analogous to those described in clauses (a) through (d) of
                                               -----------         ---
               Section 8.1.9;
               -------------

               (f) such Account is not outstanding more than 90 days past the original billing date therefor;

               (g) such Account is the subject of a first priority perfected security interest in favor of the Collateral Trustee;

               (h) such Account is not owing from any Account Debtor from whom more than 25% of the Accounts owed to the Borrower and the Guarantors are more than 90 days past the original billing date therefor;

               (i) the Account Debtor thereunder is not the United States or any department, agency or instrumentality thereof unless the Borrower assigns its rights to payment of such account to the Collateral Trustee, in form and substance satisfactory to Lender, so as to comply with the Assignment of Claims Act of 1940, as amended; and

               (j) the Account Debtor thereunder is not located outside of the United States unless the account is payable in Dollars and:

                      (i) payment thereunder is secured by a letter of credit in form and substance satisfactory to Lender; or

                      (ii) the Account Debtor is located in a province of Canada other than Quebec.

        "Eligible Inventory" means, at the time of any determination thereof,
         ------------------
all Inventory of the Borrower or any Guarantor arising in the ordinary course of business and as to which each of the following requirements has been fulfilled to the reasonable satisfaction of Lender:

               (a)    all of such Inventory is located in the United States;

               (b) none of such Inventory shall consist of (i) items in the custody of third parties (other than the Borrower or a Guarantor) for processing or manufacture, (ii) items in the Borrower's or such Guarantor's possession but intended by the Borrower or such Guarantor for return to the suppliers thereof, (iii) items belonging to third parties (other than the Borrower and the Guarantors) that have been consigned to the Borrower or such Guarantor or are otherwise in the Borrower's or such Guarantor's custody or possession, (iv) items in the Borrower's or such Guarantor's custody and possession on a sale-on-approval or sale-or-return basis or subject to any other repurchase or return agreement or (v) miscellaneous operating items which are generally categorized by the Borrower as "stores inventory";

               (c) none of such Inventory shall be unsalable, obsolete, damaged or otherwise unfit for sale or consumption in the normal course of the business of the Borrower or such Guarantor;

               (d) none of such Inventory shall be subject to any Lien in favor of any Person, except Liens permitted by clause (a), (e),(f), (g) or (h)
                                                 ----------  --- ---  ---    ---
        of Section 7.2.3; and
           -------------

               (e) all of such Inventory is the subject of a first priority perfected security interest in favor of the Collateral Trustee.

        "Environmental Laws" means all applicable federal, state or local
         ------------------
statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to protection of the environment.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as
         -----
amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

        "ESOP" means the employee stock ownership plan for the employees of the
         ----
Borrower and certain of its Subsidiaries in effect as of the Effective Date and any successor to such plan.

        "Event of Default" is defined in Section 8.1.
         ----------------                -----------

        "Federal Funds Rate" means, for any period, a fluctuating interest rate
         ------------------
per annum equal for each day during such period to

               (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

               (b) if such rate is not so published, the rate on reserves traded among commercial banks for overnight use in amounts of $1,000,000 or more, as published in the Money Rates column of the Wall Street Journal for such day (or, if such day is not a Business Day, for the next preceding Business Day).

        "First Mortgage Notes" means those certain first mortgage notes of the
         --------------------
Borrower due 2003, having an original aggregate principal amount of $235,000,000, issuable under an Indenture (the "Indenture") dated as of June 1,
                                                ---------
1996 among the Borrower, Chemical Bank, as Trustee, New CF&I and CF&I Steel, L.P., and includes all obligations of the Company, New CF&I, CF&I Steel, L.P. and any other future Guarantor under the Indenture, such first mortgage notes, the promissory note executed by CF&I Steel, L.P. to Chemical Bank, as Trustee under the Indenture, the guarantees of New CF&I, CF&I Steel, L.P. and any other future Guarantor executed pursuant to the Indenture, the Intercreditor Agreement and the mortgages, security agreements and other documents securing payment of any amounts and performance of any obligations under the Indenture, such first mortgage notes, such promissory note of CF&I Steel, L.P., such guarantees or the Intercreditor Agreement.

        "Fiscal Quarter" means any quarter of a Fiscal Year.
         --------------

        "Fiscal Year" means any period of twelve consecutive calendar months
         -----------
ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1999 Fiscal Year") refer to the Fiscal Year
                      ----       ----------------
ending on the December 31 occurring during such calendar year.

        "F.R.S. Board" means the Board of Governors of the Federal Reserve
         ------------
System or any successor thereto.

        "Funded Debt" means the outstanding principal amount of all Indebtedness
         -----------
of the Borrower and its Subsidiaries of the nature referred to in clauses (a)
                                                                  -----------
and (b) of the definition of "Indebtedness".
    ---                       ------------

        "Funded Debt to Capitalization Ratio" means the ratio of (x) Funded Debt
         -----------------------------------
to (y) the sum of (i) Funded Debt plus (ii) Consolidated Tangible Net Worth.
                                  ----

        "GAAP" is defined in Section 1.4.
         ----                -----------

        "Guaranties" means the Guaranties executed and delivered pursuant to
         ----------
Section 5.1.4, substantially in the form of Exhibit F hereto, as amended,
-------------                               ---------
supplemented, restated or otherwise modified from time to time.

        "Guarantors" means CF&I Steel, L.P., New CF&I and any other Significant
         ----------
Subsidiary that delivers a Guaranty pursuant to the provisions of Section 7.1.7
                                                                  -------------
hereof.

        "Hazardous Material" means
         ------------------

               (a)    any "hazardous substance", as defined by CERCLA;

               (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended; or

               (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

        "Hedging Obligations" means, with respect to any Person, all liabilities
         -------------------
of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

        "herein," "hereof," "hereto," "hereunder" and similar terms contained in
         ------    ------    ------    ---------
this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

        "Impermissible Qualification" means, relative to the opinion or
         ---------------------------
certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification

               (a)    which is of a "going concern" or similar nature;

               (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

               (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under
        Section 7.2.4.
        -------------

        "including" means including without limiting the generality of any
         ---------
description preceding such term.

        "Indebtedness" of any Person means, without duplication:
         ------------

               (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

               (b) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

               (c) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

               (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

               (e) whether or not so included as liabilities in accordance with GAAP, all indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; provided, however, that the indebtedness secured by a Lien on the Borrower's or any Subsidiary's interest in any joint venture permitted by the terms of Section 7.2.3(h) hereof shall not be considered Indebtedness; and

               (f) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, (i) Permitted Intercompany Loans shall not be considered Indebtedness and (ii) the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer to the extent that either (x) such Person is directly obligated for such Indebtedness or (y) that such Indebtedness is a Contingent Liability of such Person.

        "Indemnified Liabilities" is defined in Section 9.4.
         -----------------------                -----------

        "Indemnified Parties" is defined in Section 9.4.
         -------------------                -----------

        "Indenture" is defined in the definition of the term "First Mortgage
         ---------
 Notes" set forth above.

        "Intercreditor Agreement" is defined in Section 5.1.6.
         -----------------------                -------------

        "Interest Coverage Ratio" means, for any period of four Fiscal Quarters,
         -----------------------
the ratio of (x) the sum of the Borrower and its Subsidiaries' (i) EBITDA during such period, plus (ii) the non-cash portion of the Borrower's contribution to
             ----
its employee stock ownership plan during such period, to (y) the Borrower and its Subsidiaries' total interest expense (including capitalized interest) paid in cash during such period.

        "Interest Period" means, relative to any LIBO Rate Loans, the period
         ---------------
beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or 2.4
                                                              -----------    ---
and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4;
                                                       -----------    ---
provided, however, that
--------  -------

               (a) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

               (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following

        Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

               (c) no Interest Period for any Loan may end later than the Stated Maturity Date for such Loan.

        "Inventory" means all inventory, as such term is defined in the Uniform
         ---------
Commercial Code in effect in the state of New York as of the Effective Date.

        "Investment" means, relative to any Person,
         ----------

               (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business) other than Permitted Intercompany Loans;

               (b)    any Contingent Liability of such Person; and

               (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

        "Lender Assignment Agreement" means a Lender Assignment Agreement
         ---------------------------
substantially in the form of Exhibit E hereto.
                             ---------

        "Lender" is defined in the preamble but shall include any Assignee
         ------                    --------
Lender after an assignment in accordance with Section 9.11.1.
                                              --------------

        "Leverage Ratio" means, as of the end of any Fiscal Quarter of the
         --------------
Borrower, the ratio of the Borrower and its Subsidiaries, (x) Funded Debt to (y) EBITDA.

        "LIBO Rate" is defined in Section 3.3.1.
         ---------                -------------

        "LIBO Rate Loan" means a Revolving Loan bearing interest, at all times
         --------------
during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

        "LIBO Rate (Reserve Adjusted)" is defined in Section 3.3.1.
         ---------------------------                 -------------

        "LIBOR Office" means, relative to Lender, the office of Lender
         ------------
designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of Lender as designated from time to time by notice from Lender to the Borrower, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of Lender hereunder.

        "LIBOR Reserve Percentage" is defined in Section 3.3.1.
         ------------------------                -------------

        "Lien" means any security interest, mortgage, pledge, hypothecation,
         ----
assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

        "Loan" means, a Revolving Loan or a Swing Loan.
         ----

        "Loan Document" means this Agreement, the Notes, the Guaranties, the
         -------------
Security Agreements, each agreement relating to Hedging Obligations to which Lender is a party (unless otherwise agreed by Lender), the Intercreditor Agreement and each other agreement, document or instrument delivered in connection with this Agreement.

        "Material Adverse Effect" means any circumstance or event which is
         -----------------------
reasonably likely to (i) have a material adverse effect on the validity or enforceability of this Agreement, the Notes or any other Loan Document, (ii) have a material adverse effect on the financial condition, operations, assets, business or properties of Borrower and its Subsidiaries, taken as a whole, or
(iii) materially impair the ability of the Borrower or any Guarantor to fulfill its respective obligations under this Agreement or any other Loan Document.

        "Material Partnership" means each of the Camrose  Partnership,  CF&I
         --------------------
Steel, L.P. and any other partnership in which Borrower or any Subsidiary has an Investment in excess of $10,000,000.

        "Monthly Payment Date" means the last day of each calendar month or, if
         --------------------
any such day is not a Business Day, the next succeeding Business Day.

        "Net Equity Proceeds" means, with respect to any issuance by the
         -------------------
Borrower or any Subsidiary of any equity securities, the gross consideration received by or for the account of the issuer minus underwriting and brokerage commissions, discounts and fees and other professional fees and expenses relating to such issuance that are payable by the issuer.

        "Net Income" means the consolidated net income of the Borrower and its
         ----------
Subsidiaries, determined in accordance with GAAP.

        "New CF&I" means New CF&I, Inc., a Delaware corporation and 87%-owned
         --------
Subsidiary of the Borrower.

        "Note" means, as the context may require, a Revolving Note or a Swing
         ----
 Note.

        "Obligations" means all obligations (monetary or otherwise) of the
         -----------
Borrower and each other Obligor arising under or in connection with this Agreement, the Notes and each other Loan Document.

        "Obligor" means, as the context may require, the Borrower, any Guarantor
         -------
or any other Person (other than the Collateral Trustee or Lender) obligated under any Loan Document.

        "Organic Document" means, relative to any Obligor, its certificate of
         ----------------
incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

        "Participant" is defined in Section 9.11.2.
         -----------                --------------

        "PBGC" means the Pension Benefit Guaranty Corporation and any entity
         ----
succeeding to any or all of its functions under ERISA.

        "Pension Plan" means a "pension plan", as such term is defined in
         ------------
section 3 (2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

        "Permitted Dispositions" means (x) any sale, transfer, lease or
         ----------------------
conveyance by the Borrower or any of its Subsidiaries of any assets that is made in the ordinary course of its business or (y) any sale, transfer, lease or conveyance of any of the properties and assets more particularly described on
Item 1.1 ("Permitted Dispositions") of the Disclosure Schedule.

        "Permitted Intercompany Loans" means (i) any loans from the Borrower to
         ----------------------------
any of the Guarantors, (ii) the existing intercompany loan from New CF&I to CF&I Steel, L.P. or (iii) any loans from any of the Borrower's Subsidiaries to the Borrower to the extent that such loans are subordinated on terms and conditions satisfactory to Lender.

        "Permitted Receivables Financing" means any sale (or financing) by the
         -------------------------------
Borrower or its Subsidiaries of Accounts to a receivables purchaser, on terms satisfactory to Lender.

        "Person" means any natural person, corporation, partnership, firm,
         ------
association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

        "Plan" means any Pension Plan or Welfare Plan.
         ----

        "Pro Rata" means, when used in relation to a request for, or a
         --------
repayment/prepayment of, loans from and to Lender and the Section 7.2.2(b) Lenders, pro rata requests for loans, or pro rata repayments/prepayments thereof, the relationship based in each case upon the aggregate revolving loan commitments of Lender and of all of the Section 7.2.2(b) Lenders at the time of the determination thereof.

        "Quarterly Payment Date" means the last day of each March, June,
         ----------------------
September, and December or, if any such day is not a Business Day, the next succeeding Business Day.

        "Regulation D" means Regulation D of the F.R.S. Board as the same may be
         ------------
amended, modified, or supplemented from time to time or any successor regulation therefor.

        "Release" means a "release", as such term is defined in CERCLA.
         -------

        "Resource Conservation and Recovery Act" means the Resource
         --------------------------------------
Conservation and Recovery Act, 42 U.S.C. Section 690, et seq., as in effect from time to time.

        "Restricted Disposition" means any sale, transfer, lease, contribution
         ----------------------
or conveyance by the Borrower or any Subsidiary of its assets that is not a Permitted Disposition.

        "Revolving Loan" is defined in Section 2.1.1.
         --------------                -------------

        "Revolving Loan Commitment" means Lender's obligation to make Revolving
         -------------------------
Loans pursuant to Section 2.1.1.
                  -------------

        "Revolving Loan Commitment Amount" means, on any date, $             ,
         --------------------------------                       -------------
as such amount may be reduced from time to time pursuant to Section 2.2.
                                                            -----------

        "Revolving Loan Commitment Termination Date" means the earliest of
         ------------------------------------------

               (a)    June 11, 2002;

               (b) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and
                                                          -----------

               (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described above, the Revolving Loan Commitment shall terminate automatically and without any further action.

        "Revolving Note" means a promissory note of the Borrower payable to
         --------------
Lender, in the form of Exhibit A hereto (as such promissory note may be amended,
                       ---------
endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

        "Section 7.2.2(b) Lender" means any Person advancing loans to Borrower
                          ------
or issuing letters of credit for the account of Borrower or its Subsidiaries as permitted by Section 7.2.2(b) or (h) hereof.
             ----------------    ---

        "Security Agreements" means the Security Agreements executed and
         -------------------
delivered pursuant to Section 5.1.5 in favor of Collateral Trustee, as
                      -------------
Collateral Trustee for Lender and each of the Section 7.2.2(b) Lenders, substantially in the form of Exhibit G hereto, as amended, supplemented,
                             ---------
restated or otherwise modified from time to time.

        "Significant Subsidiary" means each Subsidiary of the Borrower that
         ----------------------

               (a) as of the Effective Date, is designated with an asterisk in
        Item 2 ("Subsidiaries") of the Disclosure Schedule;
        ------

               (b) accounted for at least 5% of consolidated revenues of the Borrower and its Subsidiaries or 5% of consolidated earnings of the Borrower and its Subsidiaries before interest and taxes, in each case for the four Fiscal Quarters of the Borrower ending on the last day of the last Fiscal Quarter of the Borrower immediately preceding the date as of which any such determination is made; or

               (c) has assets which represent at least 5% of the consolidated assets of the Borrower and its Subsidiaries as of the last day of the last Fiscal Quarter of the Borrower immediately preceding the date as of which any such determination is made, all of which, with respect to clauses (b) and (c), shall be as reflected on the
                              -----------     ---
financial statements of the Borrower for the period, or as of the date, in question.

        "Stated Maturity Date" means June 11, 2002.
         --------------------

        "Subsidiary" means, with respect to any Person, any corporation of which
         ----------
more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person; provided, however, that in the case of the
                                   --------  -------
Borrower, such term also includes, without limitation, Camrose Partnership and CF&I Steel, L.P.

        "Swing Loan" is defined in Section 2.1.3.
         ----------                -------------

        "Swing Loan Ability" is defined in Section 9.11.1.
         ------------------                --------------

        "Swing Loan Available Credit" is defined in Section 2.1.3.
         ---------------------------                -------------

        "Swing Note" is defined in Section 2.6.
         ----------                -----------

        "Taxes" is defined in Section 4.6.
         -----                -----------

        "type" means, relative to any Loan, the portion thereof, if any, being
         ----
maintained as a Base Rate Loan or a LIBO Rate Loan.

        "United States" or "U.S." means the United States of America, its fifty
         -------------      ----
States and the District of Columbia.

        "Welfare Plan" means a "welfare plan", as such term is defined in
         ------------
section 3(1) of ERISA.

        "Year 2000 Compliant" has the meaning set forth in Section 6.15.
         -------------------                               ------------

        "Year 2000 Problem" has the meaning set forth in Section 6.15.
         -----------------                               ------------

Section 1.2  Use of Defined Terms. Unless otherwise defined or the context
             --------------------
otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

Section 1.3  Cross-References. Unless otherwise specified, references in this
             ----------------
Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

Section 1.4  Accounting and Financial Determinations.  Unless otherwise
             ---------------------------------------
specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial
                            -------------
statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP")
                                                                     ----
applied in the preparation of the audited financial statements referred to in
Section 6.5.
-----------

                                   ARTICLE II

                   COMMITMENTS, BORROWING PROCEDURES AND NOTES

Section 2.1  Revolving Loan Commitment.  On the terms and subject to the
             -------------------------
conditions of this Agreement (including Article V), Lender agrees to make Loans
                                        ---------
pursuant to its commitment described in this Section 2.1.
                                             -----------

     Section 2.1.1  Revolving Loan Commitment.  From time to time on any
                    -------------------------
Business Day occurring prior to the Revolving Loan Commitment Termination Date, Lender will make Loans ("Revolving Loans") to the Borrower, on a Pro Rata basis
                         ---------------
with the Section 7.2.2(b) Lenders, in respect of the aggregate amount of revolving loans requested by the Borrower to be made on such day by all such Lenders. The commitment of Lender described in this Section 2.1.1 is herein
                                                    -------------
referred to as its "Revolving Loan Commitment".  On the terms and subject to
                    -------------------------
the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Revolving Loans.

     Section 2.1.2  Lender Not Permitted or Required To Make Loans.
                    ----------------------------------------------
Lender shall not be permitted or required to make any Revolving Loan if, after giving effect thereto,

          (i) the sum of the aggregate outstanding principal amount of all Loans (after giving effect to the requested Loan) plus all outstanding Indebtedness permitted by Sections 7.2.2(b) and (h)
                                                     -----------------     ---
               (after giving effect to any loans thereunder requested concurrently with the requested Loan) would exceed the then-current Borrowing Base; or

         (ii) the aggregate outstanding principal amount of all Loans plus Lender's contingent liability in respect of Indebtedness permitted and outstanding under Section 7.2.2(b) or (h) would
                                               ----------------    ---
               exceed Lender's Revolving Loan Commitment Amount.

     Section 2.1.3  Swing Loans.  Lender, in its sole discretion, upon
                    -----------
Borrower's request, may make loans (each a "Swing Loan") to Borrower from time
                                            ----------
to time provided that the aggregate amount thereof outstanding at any time shall not exceed the Swing Loan Available Credit and any such loans shall bear interest at a rate per annum equal to the Federal Funds Rate plus the Applicable Margin for LIBO Rate Loans in effect from day to day. Each Swing Loan shall be made and prepaid upon such notice and procedures as Lender and Borrower shall agree, except that Swing Loans may be made automatically pursuant to certain cash management arrangements made from time to time by Borrower with Lender. "Swing Loan Available Credit" means, at any time, the amount by which the aggregate outstanding balance of the Swing Loans is less than the lesser of
(a) $15,000,000 or (b) the amount by which the aggregate of the Revolving Loan Commitment Amount and the revolving loan commitments of all Section 7.2.2(b) Lenders is greater than the total of the following: (i) the outstanding balance of the Revolving Loans, plus (ii) the outstanding balance of the other
                        ----
Indebtedness of Borrower issued on terms and conditions substantially identical to the Revolving Loans, plus letter of credit obligations permitted under
                        ----
Section 7.2.2(h).
----------------

     Section 2.2  Optional Reduction of Commitment Amount. The Borrower may,
                  ---------------------------------------
from time to time on any Business Day occurring after the time of the initial Borrowing hereunder, voluntarily reduce the Revolving Loan Commitment Amount on a Pro Rata basis with reductions in the commitments of the Section 7.2.2(b) Lenders; provided, however, that (i) all such reductions shall require at least
         --------  -------
one Business Day's prior notice to Lender and be permanent, (ii) any partial reduction of the Revolving Loan Commitment Amount shall be in a minimum amount
of $            and in an integral multiple of $                in excess
    -----------                                 ---------------
thereof and (iii) no such reduction shall reduce the Revolving Loan Commitment Amount below the outstanding principal amount of the Loans then outstanding plus Lender's contingent liabilities described in
Section 7.2.2(b) hereof.
----------------

     Section 2.3  Borrowing Procedure.  The Borrower may from time to time
                  -------------------
irrevocably request in writing to Lender (in each case with a copy to the
Section 7.2.2(b) Lenders) (a "Borrowing Request") on not less than three
                              -----------------
Business Days' notice in the case of LIBO Rate Loans and on not less than one Business Day's notice in the case of Base Rate Loans, in each case delivered on or before 9:00 a.m. Portland time on a Business Day, that a Borrowing of
Revolving Loans be made in a minimum amount of $             and an integral
                                                ------------
multiple of $             or in the unused amount of the Revolving Loan
             ------------
Commitment. In addition, immediately upon any contingent liabilities of Lender referred to in Section 7.2.2(b) hereof becoming due and payable, the Borrower
               ----------------
shall be deemed to have requested a Base Rate Loan in the amount of such contingent liabilities then due. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified (or deemed specified) in such Borrowing Request. On or before 11:00 a.m. (Portland time) on the Business
Day specified (or deemed specified) in the Borrowing Request, Lender shall deposit same day funds in an amount equal to the requested Borrowing to an account with Lender, or for the benefit of Borrower, as specified (or deemed specified) by Borrower from time to time.

     Section 2.4  Continuation and Conversion Elections.  By delivering a
                  -------------------------------------
Continuation/Conversion Notice to Lender (in each case with a copy to the
Section 7.2.2(b) Lenders) on or before 9:00 a.m., Portland time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice, that all Revolving Loans, or
any portion in an aggregate minimum amount of $            and an integral
                                               -----------
multiple of $             in excess thereof of any Revolving Loans, be, in the
             ------------
case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, be converted into a Base Rate Loan or continued as a LIBO Rate Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that no
                                                      --------  -------
portion of the outstanding principal amount of any Revolving Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

     Section 2.5  Funding.  Lender may, if it so elects, fulfill its obligation
                  -------
to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by Lender) to make or maintain such LIBO Rate Loan; provided, however, that such
                                                 --------  -------
LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that Lender
------------  ---  ---    ---
elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

     Section 2.6  Notes.  Lender's Revolving Loans shall be evidenced by a
                  -----
Revolving Note payable to the order of Lender in a maximum principal amount equal to Lender's original Revolving Loan Commitment Amount. The Borrower hereby irrevocably authorizes Lender to make (or cause to be made) appropriate notations on the grid attached to Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the
                                                 ----- ----
outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of
                                       --------  -------
Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor. Borrower shall, upon the request of Lender, execute and deliver to Lender a Note in the form of Exhibit B
                                                                       ------- -
hereto (a "Swing Note") to evidence the Swing Loans.
           ----------

                                   ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     Section 3.1  Repayments and Prepayments.  The Borrower shall repay in full
                  --------------------------
the unpaid principal amount of each Loan upon the Stated Maturity Date therefor. Prior thereto, payments and prepayments of Loans shall be made as set forth below:

     Section 3.1.1  Voluntary Prepayments.  From time to time on any Business
                    ---------------------
Day, the Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that
                                           --------  -------

          (i)  any such  prepayment  shall be applied  first to any Swing
               Loans due to Lender or any Section 7.2.2(b) Lender and thereafter to such Loans as shall be specified by the Borrower (together with loans due to the Section 7.2.2(b) Lenders on a Pro Rata basis) in a written notice to Lender, or in the absence of such notice, as Lender shall specify;

         (ii) no such prepayment of any LIBO Rate Loan may be made on any day other than the last day of the Interest Period for such Loan;

        (iii) all voluntary prepayments of Revolving Loans shall require at least one Business Day's prior written notice to Lender and to each Section 7.2.2(b) Lender; and

         (iv)  all voluntary partial prepayments of Revolving Loans shall be in
               an aggregate minimum amount of $              and an integral
                                               -------------
               multiple of $                in excess thereof.
                            ---------------

     Section 3.1.2  Exceeding the Revolving Loan Commitment.  On each date when
                    ---------------------------------------
               the sum of: (i) the aggregate outstanding principal amount of all Loans, plus (ii) all outstanding Indebtedness permitted by Sections 7.2.2(b) and (h) (including the undrawn portion of
                  -----------------     ---
               any letters of credit and all unreimbursed draws on any letters of credit) exceeds the lesser of (x) the Revolving Loan Commitment Amount plus the amount of all commitments under Sections 7.2.2(b) and (h) (in each case as reduced from time to
               -----------------     ---
               time), or (y) the then effective Borrowing Base amount, the
                         ---
               Borrower shall make a mandatory Pro Rata prepayment of the Loans and the loans permitted by Section 7.2.2(b) in an aggregate amount equal to such excess, to be applied in the manner set forth in Section 3.1.1(i).
                        ----------------

     Section 3.1.3  Acceleration.  The Borrower shall, immediately upon any
                    ------------
acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or
                                                                  -----------
Section 8.3, repay all Loans, unless, pursuant to Section 8.3, only a portion
-----------                                       -----------
of all Loans is so accelerated.

  Section 3.2  Prepayments. Each prepayment of any Loans made pursuant to this
               -----------
Section shall be without premium or penalty, except as may be required by
Section 4.4.  No voluntary prepayment of principal of any Revolving Loans shall
-----------
cause a reduction in the Revolving Loan Commitment Amount.

  Section 3.3  Interest Provisions.  Interest on the outstanding principal
               -------------------
amount of Loans shall accrue and be payable in accordance with this Section 3.3.
                                                                    -----------

     Section 3.3.1  Rates.  Pursuant to an appropriately delivered Borrowing
                    -----
Request or Continuation/Conversion Notice, the Borrower may elect that Base Rate Loans and LIBO Rate Loans comprising a Borrowing accrue interest at a rate per annum:

          (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin; and

          (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.

       The "LIBO" Rate (Reserve Adjusted)" means, relative to any Loan to be
            -----------------------------
made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) determined pursuant to the following formula:

                   LIBO Rate            =                LIBO Rate
                ------------------             --------------------------
                (Reserve Adjusted)             1.00 - Reserve Requirement

        The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by Lender on the basis of the LIBO Rate and the Reserve Requirement described below.

        "LIBO Rate" means, for any LIBO Rate Loan for any Interest Period
         ---------
therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Service (formerly known as Telerate) Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBO Rate" shall mean, for any LIBO Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on
                 --------  -------
Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

        "Reserve Requirement" means, at any time, the maximum rate at which
         -------------------
reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the F.R.S. Board by member banks of the Federal Reserve System against, in the case of LIBO Rate Loans, "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the LIBO Rate (Reserve Adjusted) is to be determined, or (ii) any category of extensions of credit or other assets which include LIBO Rate Loans. The LIBO Rate (Reserve Adjusted) shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

        All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

     Section 3.3.2  Post-Default Rates.  After the date any principal amount of
                    ------------------
any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any Default shall occur, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the sum of the Alternate Base Rate plus 2% plus the Applicable Margin for Base Rate Loans then in effect.

     Section 3.3.3  Payment Dates.  Interest accrued on each Loan shall be
                    -------------
 payable, without duplication:

          (a)  on the Stated Maturity Date therefor;

          (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

          (c) with respect to Revolving Loans made as Base Rate Loans, on each Quarterly Payment Date occurring after the Effective Date, and with respect to Swing Loans, on each Monthly Payment Date occurring after the Effective Date;

          (d) with respect to LIBO Rate Loans, the last day of each applicable Interest Period (and, if such Interest Period shall exceed 90 days, on the 90th day of such Interest Period); and

          (e) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon
                             -----------    -----------
    such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

  Section 3.4  Commitment Fee. The Borrower agrees to pay to Lender, for the
               --------------
period (including any portion thereof when its Revolving Loan Commitment is suspended by reason of the Borrower's inability to satisfy any condition of
Article V) commencing on the Effective Date and continuing through the final
---------
Revolving Loan Commitment Termination Date, a commitment fee at the Commitment Fee Rate per annum on the amount by which the outstanding balance of the Revolving Loans plus the Lender's obligation (as among the Lender and each of the Section 7.2.2(b) Lenders) to acquire Pro Rata participations in, or otherwise fund Pro Rata portions of, letter of credit obligations permitted by
Section 7.2.2(b) is less than Lender's Revolving Loan Commitment Amount. Such commitment fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Effective Date, and on the Revolving Loan Commitment Termination Date.

                                   ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

     Section 4.1  LIBO Rate Lending Unlawful. If Lender shall determine (which
                  --------------------------
determination shall, upon notice thereof to the Borrower, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful for Lender to make, continue or maintain any Revolving Loan as, or to convert any Revolving Loan into, a LIBO Rate Loan, the obligations of Lender to make, continue, maintain or convert any such Revolving Loans shall, upon such determination, forthwith be suspended until Lender shall determine that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans of Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

     Section 4.2  Deposits Unavailable.  If Lender shall have determined that
                  --------------------

          (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to Lender in the relevant markets; or

          (b) by reason of circumstances affecting such markets, adequate means do not exist for ascertaining the interest rate applicable hereunder for LIBO Rate Loans,

then, upon notice from Lender to the Borrower, the obligations of Lender under
Section 2.3 and Section 2.4 to make or continue any Revolving Loans as, or to
-----------     -----------
convert any Revolving Loans into, LIBO Rate Loans shall forthwith be suspended until Lender shall notify the Borrower that the circumstances causing such suspension no longer exist.

     Section 4.3  Increased LIBO Rate Loan Costs, etc. The Borrower agrees to
                  -----------------------------------
reimburse Lender for any increase in the cost to Lender of, or any reduction in the amount of any sum receivable by Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Revolving Loans as, or of converting (or of its obligation to convert) any Revolving Loans into, LIBO Rate Loans which results from the introduction of or any change since the date of this Agreement in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof (including, by way of example, but not limited to, a change in official reserve requirements). Lender shall promptly notify the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     Section 4.4  Funding Losses. In the event Lender shall incur any loss or
                  --------------
expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to make, continue or maintain any portion of the principal amount of any

Revolving Loan as, or to convert any portion of the principal amount of any Revolving Loan into, a LIBO Rate Revolving Loan) as a result of

          (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1
                                                                    -----------
     or otherwise;

          (b) any Revolving Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor, except as a result of Lender's breach of its Revolving Loan Commitment hereunder; or

          (c) any Revolving Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor, except as a result of Lender's breach of its Revolving Loan Commitment hereunder, then, upon the written notice of Lender to the Borrower, the Borrower shall, within five days of its receipt thereof, pay directly to Lender such amount as will (in the reasonable determination of Lender) reimburse Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     Section 4.5  Increased Capital Costs. If any change in, or the
                  -----------------------
introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by Lender or any Person controlling Lender, and Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Revolving Loan Commitment or the Loans made by Lender is reduced to a level below that which Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by Lender to the Borrower, the Borrower shall immediately pay directly to Lender additional amounts sufficient to compensate Lender or such controlling Person for such reduction in rate of return. A statement of Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

     Section 4.6  Taxes. All payments by the Borrower of principal of, and
                  -----
interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event
                                                          -----
that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

          (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (b) promptly forward to Lender an official receipt or other documentation satisfactory to Lender evidencing such payment to such authority; and

          (c) pay to Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by Lender will equal the full amount Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against Lender with respect to any payment received by Lender hereunder, Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had such Taxes not been asserted.

      If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Lender the required receipts or other required documentary evidence, the Borrower shall indemnify Lender for any incremental Taxes, interest or penalties that may become payable by Lender as a result of any such failure.

      If Lender or Assignee Lender is organized under the laws of a jurisdiction other than the United States, it shall, prior to the due date of any payments under the Revolving Note, execute and deliver to the Borrower on or about the first scheduled payment date in each Fiscal Year, one or more United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to Lender is exempt from withholding or deduction of Taxes.

     Section 4.7  Payments, Computations, etc.  Unless otherwise expressly
                  ---------------------------
provided, all payments by the Borrower pursuant to this Agreement, the Revolving Note or any other Loan Document shall be made by the Borrower to Lender. All such payments shall be made, without setoff, deduction or counterclaim, not later than 10:00 a.m., Portland time, on the date due, in same day or immediately available funds, to such account as Lender shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by Lender on the next succeeding Business Day. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period" with
            ----------                                ---------------
respect to LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

     Section 4.8  Setoff.  Lender shall, upon the occurrence of any Default
                  ------
described in clauses (a) through (d) of Section 8.1.9 or any other Event of
             -----------         ---    -------------
Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with Lender. Lender agrees promptly to notify the Borrower after any such setoff and application made by Lender; provided, however, that the failure to give such
                            --------  -------
notice shall not affect the validity of such setoff and application. The rights of Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which Lender may have.

     Section 4.9  Use of Proceeds.  The Borrower shall apply the proceeds of
                  ---------------
each Borrowing for general corporate purposes (including non-hostile acquisitions and the matters described in the recitals to this Agreement) and working capital purposes of the Borrower and its Subsidiaries other than
Camrose and the Camrose Partnership; provided, that the Borrower may use proceeds of Borrowings under this Agreement and of borrowings under loans permitted by Section 7.2.2(b) to pay, refinance or refund no more than
             ----------------
$25,000,000 of other senior Indebtedness; provided, further, however, that so long as the Borrower's Leverage Ratio, tested on a rolling four quarter basis, shall be equal to or less than 2.50 to 1.00, the Borrower may use such proceeds to pay, refinance or refund up to an additional $10,000,000 of other senior Indebtedness (i.e. $35,000,000 in the aggregate). Without limiting the foregoing, no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U.

     Section 4.10  Actions of Lender.  Lender agrees to use reasonable efforts
                   -----------------
(including reasonable efforts to change the booking office for its Loans) to avoid or minimize any illegality pursuant to Section 4.1 or any amounts which
                                             -----------
might otherwise be payable pursuant to Sections 4.3, 4.5 or 4.6; provided,
                                       ------------  ---    ---  --------
however, that such efforts shall not cause the imposition on Lender of any
-------
additional costs or legal or regulatory burdens deemed by Lender to be material.

                                    ARTICLE V

                CONDITIONS TO EFFECTIVENESS AND INITIAL BORROWING

     Section 5.1  Initial Borrowing. The obligations of Lender to fund the
                  -----------------
initial Borrowing shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.
                                                   -----------

          Section 5.1.1  Resolutions, etc.  Lender shall have received from
                         -----------------
each Obligor a certificate, dated the date of the initial Borrowing, of its Secretary or Assistant Secretary as to

               (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it; and

               (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it,

upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of such Obligor canceling or amending such prior certificate.

          Section 5.1.2  Delivery of Revolving Note.  Lender shall have received
                         --------------------------
its Revolving Note duly executed and delivered by the Borrower.

          Section 5.1.3  Payment of Outstanding Indebtedness, etc.  All
                         -----------------------------------------
 Indebtedness identified in Item 7.2.2(c) ("Indebtedness to be Paid") of the
                            -------------
Disclosure Schedule, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full (including, to the extent necessary, from proceeds of the initial Borrowing); and all commitments for such Indebtedness shall have been terminated.

          Section 5.1.4  Guaranties.  Lender shall have received the Guaranties,
                         ----------
dated the date hereof, duly executed by the Guarantors.

          Section 5.1.5  Security Agreements. The Collateral Trustee shall have
                         -------------------
received executed counterparts of the Security Agreements, dated as of the date hereof, duly executed by the Borrower and the Guarantors, together with

               (a) acknowledgment copies of properly filed Uniform Commercial Code financing statements (Form UCC-1), dated a date reasonably near to the date of the initial Borrowing, or such other evidence of filing as may be acceptable to Lender, naming the Borrower and each Guarantor, as the debtors and the Collateral Trustee as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of Lender, desirable to perfect the security interest of the Collateral Trustee pursuant to the Security Agreements;

               (b)  executed copies of proper Uniform Commercial Code
     Form UCC-3 assignments or termination statements, if any, necessary to assign to the Collateral Trustee or release all Liens and other rights of any Person in any collateral described in the Security Agreements previously granted by any Person, together with such other Uniform Commercial Code Form UCC-3 assignments or termination statements as Lender may reasonably request from such Obligors; and

               (c) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to Lender, dated a date reasonably near to the date of the initial Borrowing, listing all effective financing statements which name the Borrower and each Guarantor (under their present names and any previous names) as the debtor and which are filed in the jurisdictions in which filings were made pursuant to clause (a) above, together with
                                            ----------
     copies of such financing statements (none of which (other than those described in clause (a), if such Form UCC-11 or search report, as the
                  ----------
     case may be, is current enough to list such financing statements described in clause (a)) shall cover any collateral described in the
                  ----------
     Security Agreement).

          Section 5.1.6  Intercreditor Agreement.  The Collateral Trustee shall
                         -----------------------
have received an amendment to the existing intercreditor agreement, in form reasonably satisfactory to Lender, with the trustee for the holders of the First Mortgage Notes (such agreement, as so amended, the "Intercreditor
                                                          -------------
Agreement").
---------

          Section 5.1.7  Opinion of Counsel.  Lender shall have received
                         ------------------
opinions, dated as of the Effective Date and addressed to Lender, from Schwabe Williamson & Wyatt, counsel to the Obligors, substantially in the form of Exhibit H hereto.
---------

          Section 5.1.8  Organization Documents.  Lender shall have received
                         ----------------------
from the Borrower and each Guarantor a certificate, dated the date of the initial Borrowing, of its Secretary or Assistant Secretary as to

               (a) the articles or certificate of incorporation of such Person as in effect on such date, certified by the Secretary of State of the state of its incorporation as of a recent date (to the extent such certification is available), and the bylaws of such Person as in effect on such date, certified by the Secretary or an Assistant Secretary as of such date; and

               (b) a good standing certificate for such Person from the Secretary of State of the state of its incorporation as of a recent date (to the extent such certification is available).

          Section 5.1.9  No Material Adverse Change.  As of the Effective Date,
                         --------------------------
no material adverse change shall have occurred with respect to the condition (financial or otherwise), results of operations, business, operations, capitalization, assets, or liabilities of Borrower and its Subsidiary taken as a whole since December 31, 1998, or in the facts or information regarding such entities represented to Lender on or prior to the Effective Date.

          Section 5.1.10  Year 2000 Matters. Lender shall have received and
                          -----------------
reviewed, with results reasonably satisfactory to Lender, information, including, without limitation, information set forth in Item 6.15 of the
                                                        ---------
Disclosure Schedule, confirming that (a) Borrower and its Subsidiaries are taking all necessary and appropriate steps to ascertain the extent of, and to quantify and successfully address, business and financial risks facing Borrower and its Subsidiaries as a result of the Year 2000 Problem, including risks resulting from the failure of key vendors and customers of Borrower and its Subsidiaries to successfully address the Year 2000 Problem, and (b) Borrower's and its Subsidiaries' material computer applications and those of its key vendors and customers will, on a timely basis, adequately address the Year 2000 Problem in all material respects.

          Section 5.1.11  [Reserved].

          Section 5.1.12  Closing Fees, Expenses, etc.  Lender shall have
                          ---------------------------
received all fees, costs and expenses due and payable pursuant to Section 9.3,
                                                                  -----------
if then invoiced.


          Section 5.1.13  Disclosure Schedule.  Lender shall have received from
                          -------------------
the Borrower the Disclosure Schedule.

          Section 5.2  All Borrowings. The obligation of Lender to fund any
                       --------------
Loan on the occasion of any Borrowing (including the initial Borrowing) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.
     -----------

          Section 5.2.1  Compliance with Warranties, No Default, etc.  Both
                         -------------------------------------------
before and after giving effect to any Borrowing (but, if any Default of the nature referred to in Section 8.1.5 shall have
                      -------------
occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct

               (a)  the representations and warranties set forth in Article VI
                                                                    ----------
     (excluding, however, those contained in Section 6.7) shall be true and
                                             -----------
      correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

               (b   from and after the Effective Date, there shall have occurred no new, newly threatened (to the best of the Borrower's knowledge) or development in any existing labor controversy, litigation, arbitration or governmental investigation or proceeding which might have a Material Adverse Effect.

               (c) no Default shall have then occurred and be continuing, and neither the Borrower, any other Obligor, nor any of its Subsidiaries are in material violation of any law or governmental regulation or court order or decree.

          Section 5.2.2  Borrowing Request.  For all Borrowings of Revolving
                         -----------------
Loans, Lender shall have received a Borrowing Request for such Borrowing (with a copy delivered to each of the Section 7.2.2(b) Lenders). Each of the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.
                   -------------

          Section 5.2.3  Satisfactory Legal Form.  All documents executed or
                         -----------------------
submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Obligors shall be satisfactory in form and substance to Lender and its counsel; and Lender and its counsel shall have received all information, approvals, opinions, documents or instruments as Lender or its counsel may reasonably request.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

        In order to induce Lender to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants to Lender as set forth in this
Article VI.

     Section 6.1  Organization, etc.  The Borrower and each of its Subsidiaries
                  -----------------
is a corporation validly organized and existing and in good standing under the laws of the state of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification (except where the failure to so qualify shall not have a Material Adverse Effect), and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

     Section 6.2  Due Authorization, Non-Contravention, etc.  The execution,
                  -----------------------------------------
delivery and performance by the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it are within the Borrower's and each such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

               (a) contravene the Borrower's or any such Obligor's Organic Documents;

               (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or any such Obligor; or

               (c) result in, or require the creation or imposition of, any Lien on any of any Obligor's properties, except for the Liens created pursuant to the Loan Documents.

     Section 6.3  Government Approval, Regulation, etc.  No authorization or
                  ------------------------------------
approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party. Neither the Borrower nor any of its Subsidiaries is an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 6.4  Validity, etc.  This Agreement constitutes, and the Notes and
                  -------------
each other Loan, Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, all subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors, rights generally, and general principles of equity.

     Section 6.5  Financial Information.  The audited balance sheets of the
                  ---------------------
Borrower and its Subsidiaries as at December 31, 1998, and the related statements of earnings and cash flow of the Borrower and its Subsidiaries, and the unaudited financial statements of the Borrower and its Subsidiaries as at March 31, 1999, copies of which have been furnished to Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

     Section 6.6  No Material Adverse Change.  Since the date of the audited
                  --------------------------
financial statements described in Section 6.5, except as otherwise disclosed
                                  -----------
in Item 6.6 ("Material Developments") of the Disclosure Schedule, there has
   --------
been no Material Adverse Effect.

     Section 6.7  Litigation, Labor Controversies, etc.  There is no pending or,
                  ------------------------------------
to the knowledge of the Borrower, threatened litigation, action, proceeding, or labor controversy affecting the Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which may have a Material Adverse Effect, except as disclosed in Item 6.7 ("Litigation") of the
                                                --------
Disclosure Schedule.

     Section 6.8  Subsidiaries.  The Borrower has no Subsidiaries, except those
                  ------------
Subsidiaries

          (a)  which are identified in Item 6.8 ("Existing Subsidiaries") of the
                                       --------
     Disclosure Schedule; or

          (b) which are permitted to have been acquired after the Effective Date in accordance with Section 7.2.5 or 7.2.10.
                              -------------    ------

     Section 6.9  Ownership of Properties. The Borrower and each of its
                  -----------------------
Subsidiaries owns good and marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to
Section 7.2.3.
-------------

     Section 6.10  Taxes.  The Borrower and each of its Subsidiaries has filed
                   -----
all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     Section 6.11  Pension and Welfare Plans.  During the
                   -------------------------
twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302 (f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.11 ("Pension and Welfare Plans")
                                        ---------
of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

     Section 6.12  Environmental Warranties.  Except as set forth in Item 6.12
                   ------------------------                          ---------
("Environmental Matters") of the Disclosure Schedule:

          (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in material compliance with all Environmental Laws;

          (b)  there have been no past, and there are no pending or threatened

               (i) claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect, or

              (ii) complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential material liability under any Environmental Law that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

          (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

          (d) the Borrower and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses;

          (e) no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or cleanup;

          (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

          (g) neither Borrower nor any Subsidiary of the Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

          (h) there are no polychlorinated biphenyls or asbestos present at any property now or previously owned or leased by the Borrower or any Subsidiary of the Borrower that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect; and

          (i) no conditions exist at, on or under any property now or previously owned or leased by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to material liability under any Environmental Law.

     Section 6.13  Regulations G, U and X.  The Borrower is not engaged in the
                   ----------------------
business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     Section 6.14  Accuracy of Information.  All factual information heretofore
                   -----------------------
or contemporaneously furnished by or on behalf of the Borrower in writing to Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower to Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

     Section 6.15  Year 2000 Compliance.  Except as set forth in Item 6.15 of
                   --------------------                          ---------
the Disclosure Schedule, the Borrower has (i) undertaken a detailed review and assessment of all areas within the business and operations of it and its Subsidiaries that could be adversely affected by the "Year 2000 Problem" (that
                                                      -----------------
is, the risk that computer applications used by the Borrower or its Subsidiaries may be unable to recognize and perform properly data-sensitive functions involving certain dates prior to and any date after December 31, 1999),
(ii) developed a detailed plan and timeline for addressing the Year 2000
Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. The Borrower reasonably anticipates that all computer applications that are material to the business and operations of it and its Subsidiaries will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000
(that is, be "Year 2000 Compliant").
              -------------------

                                   ARTICLE VII

                                    COVENANTS

     Section 7.1  Affirmative Covenants.  The Borrower agrees with Lender that,
                  ---------------------
until its Revolving Loan Commitment has terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.1.
              -----------

          Section 7.1.1  Financial Information, Reports, Notices, etc.  The
                         --------------------------------------------
Borrower will furnish, or will cause to be furnished, to Lender copies of the following financial statements, reports, notices and information:

               (a) as soon as available and in any event within 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated and consolidating statements of earnings and consolidated statements of cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by an Authorized Officer of the Borrower;

               (b) as soon as available and in any event within 100 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein audited consolidated and unaudited consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Yearand audited consolidated and unaudited consolidating statements of earnings and audited consolidated statements of cash flow of the Borrower and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to Lender by independent public accountants acceptable to Lender, together with a certificate from such accountants to the effect that, in making-the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default or Event of Default under
          Article VIII that has occurred and is continuing, or, if they have become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it;

               (c) as soon as available and in any event within 50 days after the end of each Fiscal Quarter and 100 days after the end of each Fiscal Year, a Compliance Certificate, executed by an Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to Lender) compliance with the financial covenants set forth in
          Section 7.2.4;
          -------------

               (d) as soon as available and in any event within 20 days after the end of each month, a Borrowing Base Certificate as of the end of such month;

               (e) as soon as possible and in any event within five Business Days after the occurrence of each Default, a statement of an Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

               (f) as soon as possible and in any event within five Business Days after (x) the occurrence of any material adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 6.7 or (y) the commencement of any
                                   -----------    ---
          material labor controversy, litigation, action, proceeding of the type described in Section 6.7, notice thereof and copies of all
                            -----------
          documentation relating thereto;

               (g) promptly after the same become publicly available, copies of all reports which the Borrower sends to any of its security holders, and all registration statements, Forms 10K, Forms 10Q, Forms 8K and similar reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission, any other national securities exchange or any foreign securities commission or exchange relating to issuance and sale of securities;

               (h) immediately upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section

          302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

               (i) as soon as possible and in any event within 15 days after the receipt by the Borrower or any subsidiary thereof, copies of all final, written environmental audits prepared by, or at the request of, the Borrower or its Subsidiaries or affecting any properties of the Borrower or any of its Subsidiaries;

               (j) as soon as available and in any event within 60 days after the commencement of each Fiscal Year, a consolidated financial forecast for the Borrower and its Subsidiaries for such Fiscal Year; and

               (k) such other information concerning the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as Lender may from time to time reasonably request.

          Section 7.1.2  Compliance with Laws, etc.  The Borrower will, and
                         -------------------------
will cause each of its Significant Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

               (a) the maintenance and preservation of its corporate existence and, except to the extent that such failure will not have a Material Adverse Effect, qualification as a foreign corporation; and

               (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

          Section 7.1.3  Maintenance of Properties.  The Borrower will, and will
                         -------------------------
cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable and except for properties that may be the subject of Permitted Dispositions.

          Section 7.1.4  Insurance.  The Borrower will, and will cause each of
                         ---------
its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of Lender, furnish to Lender at reasonable intervals a certificate of an

Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section 7.1.4.
     -------------

          Section 7.1.5  Books and Records.  The Borrower will, and will cause
                         -----------------
each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit Lender or any of its representatives, at reasonable times and intervals and upon reasonable notice, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's financial matters with Lender or its representatives whether or not any representative of the Borrower is present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay any fees of such independent public accountant incurred in connection with Lender's (or its representative's) exercise of its rights pursuant to this
Section 7.1.5.
-------------

          Section 7.1.6  Environmental Covenant.  The Borrower will, and will
                         ----------------------
cause each of its Subsidiaries to,


               (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect (except for permits associated with properties that have been the subject of a Permitted Disposition) and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

               (b) immediately notify Lender and provide copies upon receipt of all material adverse written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, and shall promptly cure and have dismissed with prejudice to the satisfaction of Lender any actions and proceedings relating to compliance with Environmental Laws, except for those being diligently contested in good faith and-by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; and

              (c) provide such information and certifications which Lender may reasonably request from time to time to evidence compliance with this
          Section 7.1.6.
          -------------

          Section 7.1.7  Future Guarantors; Further Assurances.  The Borrower
                         -------------------------------------
may, in its discretion and with the prior written approval of Lender, from time to time cause any of its Significant Subsidiaries that is not already a Guarantor to execute and deliver a Guaranty and Security Agreement and to provide opinions and documentation of the type set forth in Section 5.1.1 and
                                                            -------------
Section 7.1.8 as to, such Guarantor.
-------------

          Section 7.1.8  Opinion of New Guarantors.  The Borrower shall cause
                         -------------------------
to be delivered within 30 days after a Significant Subsidiary becomes a Guarantor favorable opinions of counsel confirming, among other things, that
(i) such Guarantor's obligations under its Guaranty and Security Agreement are legal, valid, binding and enforceable against such Guarantor and (ii) no government approvals, consents, registrations or filings are required by such Guarantor except as have been obtained.

     Section 7.2  Negative Covenants.  The Borrower agrees with Lender that,
                  ------------------
until its Revolving Loan Commitment has terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.2.
              -----------

          Section 7.2.1  Business Activities.  The Borrower will not, and will
                         -------------------
not permit any of its Subsidiaries to, engage in any business activity, except in the business of manufacturing specialty and commodity steel products and such activities as may be incidental or related thereto.

          Section 7.2.2  Indebtedness.  The Borrower will not, and will not
                         ------------
permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

               (a)  Indebtedness in respect of the Loans and other Obligations;

               (b) Other Indebtedness on terms and conditions substantially identical to the Loans, such other Indebtedness to be funded, paid and prepaid Pro Rata with the Loans; provided that: (i) up to
                                               --------
          $15,000,000 of the Loans and such other Indebtedness may be swing loans; (ii) such other Indebtedness plus the Loans plus the letters of credit (including the undrawn part thereof and reimbursement obligations in respect thereof) permitted by clause (h) of this
          Section 7.2.2 may not exceed $125,000,000 in the aggregate at any
          -------------
          time outstanding; and (iii) each of Lender and each of the
          Section 7.2.2(b) Lenders shall be obligated (as among such Lenders) to acquire Pro Rata participations in, or otherwise fund Pro Rata portions of, such swing loans and letter of credit obligations upon the occurrence of a Default hereunder;

               (c)  until the Effective Date, Indebtedness identified in
          Item 7.2.2(c)("Indebtedness to be Paid") of the Disclosure Schedule;
          -------------

               (d) Indebtedness existing as of the Effective Date which is identified in Item 7.2.2 (d) ("Ongoing Indebtedness") of the
                        --------------
          Disclosure Schedule, including renewals or increases of the Ongoing Indebtedness of the Camrose Partnership, provided that the aggregate
                                                   --------
          principal amount of the Ongoing Indebtedness of the Camrose Partnership shall not exceed $25,000,000;

               (e) Indebtedness in respect of the Borrower's and Guarantors' obligations under the First Mortgage Notes (and any refundings or refinancings thereof that are on terms no less favorable to the Borrower and Lender)and the guaranties by the Guarantors of the Borrower's obligations thereunder;

               (f) unsecured Indebtedness incurred in the ordinary course of business, including, without limitation, open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, accrued expenses, taxes payable, accrued environmental liabilities, deferred employment benefits and deferred income taxes, in each case to the extent incurred in the ordinary course of business (but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

               (g) Indebtedness in respect of Capitalized Lease Liabilities in an aggregate amount (together with Indebtedness permitted by clauses (i) and (m) of this Section 7.2.2) not to exceed $30,000,000;
                                      -------------

               (h) Indebtedness in an aggregate principal amount not to exceed $25,000,000, relative to letters of credit issued for the account of the Borrower and its Subsidiaries;

               (i) Indebtedness of the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $5,000,000 in respect of the deferred purchase price of capital assets acquired by the Borrower and its Subsidiaries;

               (j) the obligations of the Borrower and its Subsidiaries in connection with a Permitted Receivables Financing;

               (k) Indebtedness of Subsidiaries of the Borrower and guaranties by such Subsidiaries of Indebtedness of joint ventures in which such Subsidiaries are a joint venturer so long as neither the Borrower nor any Guarantor has any liability or Contingent Liability for any such Indebtedness or guarantee;

               (l)  any Hedging Obligations of the Borrower or any Subsidiary;
          and

               (m) other unsecured Indebtedness of the Borrower and its Subsidiaries in an aggregate amount (together with Indebtedness permitted by clauses (g) and (i) of this Section 7.2.2) not to exceed
                                                   -------------
          $30,000,000;

provided, however, that no Indebtedness otherwise permitted by clauses (g), (h),
(i), (j), (k) or (m) shall be permitted if after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

          Section 7.2.3  Liens.  The Borrower will not, and will not permit any
                         -----
of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

               (a) Liens securing payment of the Obligations, granted pursuant to any Loan Document and pari passu Liens in favor of any
                                   ---- -----
          Section 7.2.2(b) Lender in respect of Indebtedness permitted and described in clauses (b) and (h) of Section 7.2.2;
                                              -------------

               (b) Liens securing payment of Indebtedness of the type permitted and described in clauses (b) and (c) of Section 7.2.2;
                                                            -------------

               (c) Liens securing payment of the First Mortgage Notes on any or all of the property of the Borrower and the Guarantors other than that pledged to Lender pursuant to the terms of the Security Agreements and other than the stock, or other evidence of ownership interest, and intercompany accounts of any Significant Subsidiary;

               (d) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

               (e) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

               (f) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance ' or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

               (g) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

               (h) Liens on the Borrower's or any Subsidiary's joint venture interest in favor of Lender or any Section 7.2.2(b) Lender to such joint venture and securing such joint venture's obligations to such lender; and

               (i)  Liens securing Hedging Obligations.

           Section 7.2.4  Financial Condition.  The Borrower will not permit to
                          -------------------
occur any of the events set forth below:

               (a) Its Consolidated Tangible Net Worth at any time to be less than (i)$315,000,000 plus (ii) 75% of Net Income (without giving effect to any losses) for each Fiscal Quarter beginning on or after July 1, 1999 plus (iii) 100% of the Net Equity Proceeds from any
                        ----
           equity offering by the Borrower or any of its Subsidiaries after July 1, 1999.

               (b) Its Interest Coverage Ratio, tested on a rolling four quarter basis, to be less than 2.50 to 1.00 as of the end of any Fiscal Quarters.

               (c)  Its Funded Debt to Capitalization Ratio to exceed .55 to
           1.00 as of the end of any Fiscal Quarter.

               (d) Its Leverage Ratio, tested on a rolling four quarter basis, to be greater than 4.00 to 1.00 as of the end of any Fiscal Quarter prior to the Fiscal Quarter ending December 31, 1999, or
           3.00 to 1.00 as of the end of the Fiscal Quarter ending December 31, 1999, or any Fiscal Quarter thereafter.

           Section 7.2.5  Investments.  The Borrower will not, and will not
                          -----------
permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

               (a)  Investments identified in Item 7.2.5(a) ("Ongoing
                                              -------------
           Investments") of the Disclosure Schedule;

               (b)  Cash Equivalent Investments;

               (c) without duplication, Investments permitted as indebtedness pursuant to Section 7.2.2 or described in Item 7.2.5(c) of the
                                                     -------------
           Disclosure Schedule; provided that no such Investments may be made in Camrose or the Camrose Partnership;

               (d) Investments in Camrose or the Camrose Partnership in an aggregate amount at any time not to exceed $5,000,000;

               (e) in the ordinary course of business, Investments by the Borrower in any of its Subsidiaries other than Camrose or the Camrose Partnership, or by any such Subsidiary in any of its Subsidiaries or any other Subsidiary other than Camrose or the Camrose Partnership, by way of contributions to capital or loans or advances; and

               (f) other Investments in an aggregate amount at any time not to exceed $15,000,000 minus any losses on such Investments;

provided, however, that
--------  -------

               (g) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

               (h) no Investment otherwise permitted by clause (e) or (f) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

          Section 7.2.6  Restricted Payments, etc.  On and at all times after
                         -------------------------
the Effective Date the Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, if either before or after giving effect to any of such actions, there shall exist a Default or an Event of Default.

          Section 7.2.7  Rental Obligations.  The Borrower will not, and will
                         ------------------
not permit any of its Subsidiaries to, enter into at any time any arrangement which does not create a Capitalized Lease Liability and which involves the leasing by the Borrower or any of its Subsidiaries from any lessor of any real or personal property (or any interest therein), except arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of an aggregate amount of rentals by the Borrower and its Subsidiaries in excess of (excluding escalations resulting from a rise in the consumer price or similar index) $4,000,000 for any Fiscal Year or $15,000,000 during the remaining term of this Agreement; provided, however, that any calculation made for purposes of this Section shall exclude any amounts required to be expended for maintenance and repairs, insurance, taxes, assessments, and other similar charges.

          Section 7.2.8  Sale and Leasebacks.  The Borrower will not, and will
                         -------------------
not permit any of its Subsidiaries to, enter into any transaction by which the Borrower or any of its Subsidiaries, directly or indirectly, becomes liable as a lessee or as a guarantor or other surety with respect to any lease, whether an operating lease or a capital lease of any property (whether real or personal or mixed) whether now owned or hereafter acquired (i) which the Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person, or (ii) which the Borrower or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Borrower or any such Subsidiary to any person in connection with such lease.

          Section 7.2.9  Consolidation, Merger, etc.  The Borrower will not,
                         --------------------------
and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except

               (a)  the Borrower or any Subsidiary may make Permitted
          Dispositions;

               (b) any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary so long as, after giving effect thereto, the Borrower or a Guarantor, if a party to such merger, is the surviving corporation, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary; and

               (c) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may purchase all or substantially all of the assets of any Person, or acquire such Person by merger, in connection with alternative metallics ventures in substantially the same lines of business as the Borrower and its Subsidiaries or if permitted as a capital expenditure as contemplated by Item 7.2.5(c) of the Disclosure
                                                 -------------
          Schedule; provided, however, that after giving effect to any such merger the Borrower or its Subsidiary party thereto is the surviving corporation and provided that the Borrower shall give Lender no less than 15 days' advance notice of any such purchase, acquisition or merger accompanied by a Compliance Certificate giving pro forma effect to such purchase, acquisition or merger and demonstrating to Lender's satisfaction that immediately after the consummation of such event, the Borrower shall have no less than $10,000,000 aggregate amount of borrowing availability in respect of revolving loans from Lender and the Section 7.2.2(b) Lenders.

          Section 7.2.10  Asset Dispositions, etc.  The Borrower will not, and
                          -----------------------
will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, any or all of its assets (including the capital stock of Subsidiaries) to any Person, unless (a) such sale, transfer, lease, contribution or conveyance is a Permitted Disposition, (b) such sale is a Restricted Disposition and the net proceeds from such sale together with the net proceeds of all other Restricted Dispositions since the Effective Date does not exceed $40,000,000 in the aggregate or (c) such sale is a Permitted Receivables Financing.

          Section 7.2.11  Transactions with Affiliates.  The Borrower will not,
                          ----------------------------
and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to the Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates.

          Section 7.2.12  Negative Pledges Restrictive Agreements, etc.  The
                          --------------------------------------------
Borrower will not, and will not permit any of its Significant Subsidiaries to, enter into any agreement (excluding this Agreement and any other Loan Document and the agreements substantially identical hereto with Section 7.2.2(b) Lenders) prohibiting

               (a) the creation or assumption of any Lien in favor of the Collateral Trustee upon its Accounts and Inventory, whether now owned or hereafter acquired or, except as provided in the Indenture as in effect on the Effective Date, the ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

               (b) except as provided in the financing arrangements contemplated by Section 7.2.3, the ability of any Significant
                          -------------
          Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, or except as provided in the Indenture as in effect on the Effective Date, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Significant Subsidiary to make any payment, directly or indirectly, to the Borrower.

          Section 7.2.13  Interest Rate Protection.  The Borrower may arrange
                          ------------------------
and continue in effect interest rate protection on commercially standard terms and conditions so long as the Borrower's payment obligations thereunder do not continue beyond the Stated Maturity Date.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

          Section 8.1  Listing of Events of Default. Each of the following
                       ----------------------------
events or occurrences described in this Section 8.1 shall constitute an "Event
                                        -----------
of Default" (unless waived pursuant to the provisions of Section 9.1).
                                                         -----------

          Section 8.1.1  Non-Payment of Obligations.  The Borrower shall default
                         --------------------------
in the payment or mandatory prepayment when due of any principal of or interest on any Loan, or the Borrower shall default (and such default shall continue unremedied for a period of five days) in the payment when due of any commitment fee or of any other Obligation.

          Section 8.1.2.  Breach of Warranty.  Any representation or warranty
                          ------------------
of the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrower or any other Obligor to Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or
                                                           ---------
shall be incorrect when made in any material respect.

          Section 8.1.3  Non-Performance of Other Covenants and Obligations.
                         --------------------------------------------------
The Borrower shall default in the due performance and observance of any of its obligations under Section 7.2.
                  -----------

          Section 8.1.4  Non-Performance of Other Covenants and Obligations.
                         --------------------------------------------------
 Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by Lender.

          Section 8.1.5  Default on Other Indebtedness.  A default shall occur
                         -----------------------------
in the payment or performance when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness permitted by
Sections 7.2.2(b) or (h) or in the payment when due of any Indebtedness
-----------------    ---
(other than Indebtedness described in Sections 8.1.1, 7.2.2(b) or 7.2.2(h))
                                      --------------  --------    --------
of the Borrower or any of its Subsidiaries having a principal amount, individually or in the aggregate, in excess of $5,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

          Section 8.1.6  Judgments.  Any judgment or order for the payment of
                         ---------
money in excess of $5,000,000 shall be rendered against the Borrower or any of its Subsidiaries and either

(1) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

(2) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

          Section 8.1.7  Pension Plans.  Any of the following events shall occur
                         -------------
with respect to any Pension Plan

               (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $5,000,000; or

               (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

          Section 8.1.8  Control of the Borrower.  Any Change in Control shall
                         -----------------------
occur.


          Section 8.1.9  Bankruptcy, Insolvency, etc.  The Borrower, any of its
                         ---------------------------
Significant Subsidiaries or any Material Partnership shall

               (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

               (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower, any of its Significant Subsidiaries or any Material Partnership or any property of any thereof, or make a general assignment for the benefit of creditors;

               (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower, any of its Significant Subsidiaries or any Material Partnership or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower, each Significant Subsidiary and each material Partnership hereby expressly authorizes the Collateral Trustee and Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

                (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower, any of its Significant Subsidiaries or any Material Partnership, and, if any such case or proceeding is not commenced by the Borrower, such Significant Subsidiary or such Material Partnership, such case or proceeding shall be consented to or acquiesced in by the Borrower, such Significant Subsidiary or such Material Partnership or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower, each Significant Subsidiary and each Material Partnership hereby expressly authorizes the Collateral Trustee and Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

                (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

           Section 8.1.10  Impairment of Security.  Any Loan Document, or any
                           ----------------------
Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; the Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien.

           Section 8.1.11  Environmental Matters.  Any claims shall be made
                           ---------------------
under any Environmental Laws that, singly or in the aggregate, have, or may reasonably be expected to have, upon the final resolution thereof a Material Adverse Effect, net of any reserves.

     Section 8.2  Action if Bankruptcy. If any Event of Default described in
                  --------------------
clauses (a) through (d) of Section 8.1.9 shall occur, the Revolving Loan
                           -------------
Commitment (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

     Section 8.3  Action if Other Event of Default.  If any Event of Default
                  --------------------------------
(other than any Event of Default described in clauses (a) through (d) of
Section 8.1.9) shall occur for any reason, whether voluntary or involuntary,
-------------
and be continuing, Lender may, at its discretion by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Revolving Loan Commitment
(if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Revolving Loan Commitment shall terminate.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

     Section 9.1  Waivers, Amendments, etc.  The provisions of this Agreement
                  ------------------------
and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and Lender. Lender may enter into agreements or understandings with Section 7.2.2(b) Lenders regarding amendments or waivers to
                    ----------------
the provisions of their respective credit agreements with the Borrower.

        The Collateral Trustee shall not release any collateral security unless it has received the prior written consent of Lender except (i) for releases in connection with the sale or transfer of collateral by an Obligor in the ordinary course of its business or (ii) as provided in the following sentence. Lender acknowledges and agrees that unless an Event of Default shall have occurred and be continuing, upon the request of the Borrower, a Guarantor that is not a Significant Subsidiary shall be released from its obligations under any Guaranty or Security Agreement delivered by it. No failure or delay on the part of Lender or the holder of any Note in exercising any power or right under this

Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     Section 9.2  Notices.  All notices and other communications provided to
                  -------
any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address, facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when received.

     Section 9.3  Payment of Costs and Expenses.  The Borrower agrees to pay on
                  -----------------------------
demand all expenses of Lender (including the charges, fees and out-of-pocket expenses of the Collateral Trustee and of counsel to Lender and/or the Collateral Trustee and of local counsel, if any, who may be retained by counsel to Lender and/or the Collateral Trustee) in connection with

               (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, and

               (b) the filing, recording, refiling or rerecording of the Security Agreements and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or the Security Agreement, and

               (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save Lender harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, or the issuance of the Notes or any other Loan Documents. The Borrower also agrees to reimburse Lender upon demand for all reasonable out-of-pocket expenses (including attorneys', fees and legal expenses (including all allocated costs of Lender's in-house counsel)) incurred by Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations (including, without limitation, any expenses incurred by Lender pursuant to the Intercreditor Agreement).

     Section 9.4  Indemnification.  In consideration of the execution and
                  ---------------
delivery of this Agreement and the extension of the Revolving Loan Commitment, the Borrower hereby indemnifies, exonerates and holds Lender and each of its officers, directors, employees, agents (including, without limitation, the Collateral Trustee) and Affiliates (collectively, the "Indemnified Parties")
                                                       -------------------
free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities")
                                                      -----------------------
incurred by the Indemnified Parties or any of them as a result, of, or arising out of, or relating to

               (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

               (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by Lender pursuant to Article V not to fund any Borrowing);

               (c) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; or

               (d) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     Section 9.5  Survival.  The obligations of the Borrower under
                  --------
Sections 4.3, 4.4, 4.5, 4.6, 9.3 and 9.4, shall in each case survive any
------------  ---  ---  ---  ---     ---
termination of this Agreement, the payment in full of all Obligations and the termination of the Revolving Loan Commitment. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

     Section 9.6  Severability.  Any provision of this Agreement or any other
                  ------------
Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 9.7  Headings.  The various headings of this Agreement and of each
                  --------
other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

     Section 9.8  Execution in Counterparts, Effectiveness, etc.  This Agreement
                  ---------------------------------------------
may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and Lender and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and Lender shall have been received by Lender and the conditions set forth in Article V have been satisfied.

     Section 9.9  Governing Law; Entire Agreement.  THIS AGREEMENT, THE NOTES
                  -------------------------------
AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

     Section 9.10  Successors and Assigns.  Except as herein provided, this
                   ----------------------
Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:
                                                    --------  -------

               (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of Lender; and

               (b) the rights of sale, assignment and transfer of Lender are subject to Section 9.11.
                     ------------

     Section 9.11 Sale and Transfer of Loans and Notes; Participations in
                  -------------------------------------------------------
Loans and Notes.  Lender may assign, or sell participations in, its Loans, its
---------------
Revolving Loan Commitment and its ability to make Swing Loans pursuant to
Section 2.1.3 (its "Swing Loan Ability") to one or more other Persons in
-------------       ------------------
accordance with this Section 9.11.
                     ------------

     Section 9.11.1  Assignments.  Lender,
                     -----------

               (a) with the written consent of the Borrower (which consent shall not be unreasonably delayed or withheld, and which shall be deemed to have been given in the absence of a written notice delivered by the Borrower to Lender, on or before the fifth Business Day after receipt by the Borrower of Lender's request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent and which consent shall not be required if a Default shall have occurred) may at any time assign and delegate to one or more commercial banks or other financial institutions, and

               (b) with notice to the Borrower, but without the consent of the Borrower under any circumstances, may assign and delegate to any of its Affiliates or to any Section 7.2.2(b) Lender

          (each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction
                                         ---------------
          of Lender's total Loans, Revolving Loan Commitment and Swing Loan Ability (which assignment and delegation shall be of a constant, and not a varying, percentage of all Lender's Loans Revolving Loan Commitment and Swing Loan Ability) in a minimum aggregate amount of
          $          ; provided that the Borrower and each other Obligor shall
           ----------  -------- ----
          be entitled to continue to deal solely and directly with Lender in connection with the interests so assigned and delegated to an Assignee Lender until

               (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower by Lender and such Assignee Lender,

               (d) such Assignee Lender shall have executed and delivered to the Borrower a Lender Assignment Agreement, and from and after the date that Borrower receives such Lender Assignment Agreement,
(x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of Lender hereunder and under the other Loan Documents, and (y) Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the relevant Assignee Lender a Note (or Notes) evidencing such Assignee Lender's assigned Loans and Revolving Loan Commitment and/or Swing Loan Ability and, if the assignor Lender has retained Loans and Revolving Loan Commitment and/or Swing Loan Ability hereunder, a replacement Note (or Notes) in the principal amount of the Loans and Revolving Loan Commitment and/or Swing Loan Ability retained by the assignor Lender hereunder (such note(s) to be in exchange for, but not in payment of, the note(s) then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Note. The assignor Lender shall mark the predecessor Note "exchanged" and deliver it to the Borrower. Accrued interest on that part of the predecessor note evidenced by the new note, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor note evidenced by the replacement notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor note and in this Agreement. Any attempted assignment and delegation not made in accordance with this Section 9.11.1 shall be null and
                                            --------------
void. In addition to the foregoing, and notwithstanding any other provision hereof, Lender may at any time assign any or all of its rights hereunder or its Note(s) to any Federal Reserve Bank.

     Section 9.11.2  Participations.  Lender may at any time sell to one or more
                     --------------
commercial banks or other Persons (each such commercial banks and other Person being herein called a "Participant") participating interests in any of the Loans, Revolving Loan Commitment, or other interests of Lender hereunder; provided, however, that

               (a)   no participation contemplated in this Section 9.11.2 shall
                                                           --------------
         relieve Lender from its Revolving Commitment or its other obligations hereunder or under any other Loan Document,

               (b) Lender shall remain solely responsible for the performance of its Revolving Commitment and such other obligations,

               (c) the Borrower and each other Obligor shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under this Agreement and each of the other Loan Documents,

               (d) no Participant, unless such Participant is an Affiliate of such Lender, shall be entitled to require Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions to increase the Participants' commitment, reduce the principal of or rate of interest on the Loans or any fees or expenses payable to Lender, postpone any date for any payment of principal or interest on the Loans or any fees or expenses, or postpone the Revolving Loan Commitment Termination Date; and

               (e)  the Borrower shall not be required to pay any amount under
         Section 4.6 that is greater than the amount which it would have been
         -----------
         required to pay had no participating interest been sold. The Borrower acknowledges and agrees that each Participant, for purposes of
         Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 9.3 and 9.4, shall be considered
         ------------  ---  ---  ---  ---  ---  ---     ---
         a Lender.

     Section 9.12  Confidentiality.  Lender and the Borrower shall hold all
                   ---------------
non-public information (which has been identified as such by the Borrower or Lender, as the case may be) obtained pursuant to the requirements of this Agreement in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking and regular corporate practices, shall take such steps in a prompt and timely manner as the other party may reasonably request to assure such confidential treatment, and in any event may make disclosure to any of their respective employees, examiners, Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide transferee, participant or assignee or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that

               (a) unless prohibited by applicable law or court order, each party shall notify the other of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information;

               (b)  prior to any such disclosure pursuant to this Section 9.12,
                                                                  ------------
          Lender or the Borrower, as the case may be, shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree in writing

                    (i)  to be bound by this Section 9.12; and
                                             ------------

                   (ii) to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this Section 9.12; and
                        ------------

               (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, Lender shall not be obligated or required to return any materials furnished by the Borrower or any Subsidiary.

Any Section 7.2.2(b) Lender may rely on and enforce the terms of and is entitled to the benefit of this Section 9.12.
                       ------------

     Section 9.13  Forum Selection and Consent to Jurisdiction.  ANY LITIGATION
                   -------------------------------------------
BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF LENDER OR THE BORROWER MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL TRUSTEE' S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     Section 9.14  Waiver of Jury Trial.  LENDER AND THE BORROWER HEREBY
                   --------------------
KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF LENDER OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

     Section 9.15  Lender Representation and Warranty. Lender represents and
                   ----------------------------------
warrants to the Borrower that it is a bank or trust company having capital, surplus and undivided profits in excess of $100,000,000.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                BORROWER:
                                --------

                                OREGON STEEL MILLS, INC.


                                By:
                                   -------------------------------------------
                                Title:
                                      ----------------------------------------

                                Address: 1000 Broadway Bldg., Suite 2200 1000 SW Broadway
                                              Portland, Oregon  97205

                                Facsimile No.:(503) 240-5232

                                Attention:
                                          -------------------------------------


                                LENDER:
                                ------


                                -----------------------------------------------
                                By:
                                   --------------------------------------------
                                Title:
                                      -----------------------------------------

                                Address:
                                        ---------------------------------------
                                        ---------------------------------------

                                Facsimile No.:
                                              ---------------------------------

                                Attention:
                                          -------------------------------------


                                  SCHEDULE PURSUANT TO ITEM 601 (INSTRUCTION 2)
                     RELATING TO EXHIBIT 10.1 (FORM 10-Q FOR THE PERIOD ENDED JUNE 30, 1999)
                                 FORM OF BI-PARTY CREDIT AGREEMENT (EACH DATED AS OF JUNE 11, 1999)

                                          MATERIAL DIFFERENCES SCHEDULE

--------------------------- ---------------- ---------------- --------------- ---------------- --------------- -------------
     LENDER; ADDRESS;       REVOLVING LOAN      OPTIONAL        BORROWING      CONTRIBUTION      VOLUNTARY     ASSIGNMENTS
 FACSIMILE NO.; SIGNATORY     COMMITMENT      REDUCTION OF      PROCEDURE           AND         PREPAYMENT
                                AMOUNT         COMMITMENT                       CONVERSION                         MIN.
     (SIGNATURE PAGE)                            AMOUNT           MIN./          ELECTIONS         MIN./
                             (TITLE PAGE/                        MULTIPLE                          MULT.       (SEC 9.11.1
                              DEFINITION)                                          MIN./                           (B))
                                                  MIN./         (SEC. 2.3)       MULTIPLE       (SEC. 3.1.1
                                (1)(2)          MULTIPLE                                           (IV))
                                                                                (SEC. 2.4)
                                             (SEC. 2.2(ii))

--------------------------- ---------------- ---------------- --------------- ---------------- --------------- -------------
*                                         *        $800,000/       $400,000/         $80,000/       $400,000/      $400,000
                                                      80,000          80,000            8,000          80,000

--------------------------- ---------------- ---------------- --------------- ---------------- --------------- -------------
*                                         *       1,200,000/        600,000/         120,000/        600,000/       600,000
                                                     120,000         120,000           12,000         120,000

--------------------------- ---------------- ---------------- --------------- ---------------- --------------- -------------
*                                         *       1,200,000/        600,000/         120,000/        600,000/       600,000
                                                     120,000         120,000           12,000         120,000

--------------------------- ---------------- ---------------- --------------- ---------------- --------------- -------------
*                                         *       1,200,000/        600,000/         120,000/        600,000/       600,000
                                                     120,000         120,000           12,000         120,000

--------------------------- ---------------- ---------------- --------------- ---------------- --------------- -------------
*                                         *       1,700,000/        850,000/         170,000/        850,000/       850,000
                                                     170,000         170,000           17,000         170,000

--------------------------- ---------------- ---------------- --------------- ---------------- --------------- -------------
*                                         *       1,000,000/        500,000/         100,000/        500,000/       500,000
                                                     100,000         100,000           10,000         100,000

--------------------------- ---------------- ---------------- --------------- ---------------- --------------- -------------
*                                         *       1,200,000/        600,000/         120,000/        600,000/       600,000
                                                     120,000         120,000           12,000         120,000

--------------------------- ---------------- ---------------- --------------- ---------------- --------------- -------------
*                                         *       1,700,000/        850,000/         170,000/        850,000/       850,000
                                                     170,000         170,000           17,000         170,000
--------------------------- ---------------- ---------------- --------------- ---------------- --------------- -------------

*CONFIDENTIAL TREATMENT REQUESTED

(1) Total of Revolving Loan Commitment Amounts:      125 million

(2) Any Revolving Loan Commitment Amount:            No less than $10 million and no greater than $40 million

SCHEDULE PURSUANT TO ITEM 601
(INSTRUCTION 2)
